Gulf Resources Reports Second Quarter 2017 Financial Results

SHOUGUANG, China, Aug. 11, 2017 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt, specialty chemical products, and natural gas in China, today announced its financial results for the second quarter ended June 30, 2017.

•	Reported Income from operations increased 7%.

•	Excluding Unrealized gain/(loss) on translation of intercompany balance (currency adjustments) income from operations increased 13.8% *.

•	Reported diluted EPS was $0.29 vs. $0.28, an increase of 3.6%*.

•	Diluted EPS excluding Unrealized gain/(loss) on translation of intercompany balance (currency adjustments) reported EPS $0.30 vs. $0.27, an increase of 11.9%*.

•	Comprehensive Net Income increased 512%* to $21,012,915 from $3,436,246.

•	Cash at the end of the quarter $176,303,274 ($3.77* per diluted share).

•	Shareholders’ Equity increased 8.9%* to $8.13* per diluted share since December 31, 2016..

Second Quarter Ending June 30, 2017

“Gulf Resources (GURE) reported a strong second quarter.” Mr. Xiaobin Liu, the CEO of the Company stated. “However, the results in the quarter and the six months were significantly complicated by the change in the value of the RMB versus the US$. For example, while reported net income increased 4% to $13,751,678 from $13,197,019, comprehensive net income, including the impact of the changes in currency, increased 512%* to $21,012,915 from $3,436,246. The significant difference between these two numbers reflects the impact of the change in the value of the RMB versus the US$. The change in the value of the currencies also impacted our shareholders equity, which increased 8.9%* to $380,601,205 ($8.13* per diluted share).

“In our press release of July 10, 2017, the company stated that it expected to report earnings and earnings per share increased by double digits excluding potential extraordinary items and currency exchange problems. In order to fully understand the financial results we are reporting today, it is important to understand the impact of these items on the earnings.”

In order to better understand our financial results and how they compared to our previous guidance,” Mr. Liu continued, “we believe it is important to provide investors with a view of our company’s operations that both includes and excludes the impact of the changes in currency. Let us start with the guidance of a double-digit increase in EPS excluding extraordinary items and currency exchange problems.

•	Reported income from operations was $18,482,472 versus $17,331,122 an increase of 7%.

•	However, we incurred a currency translation loss for the quarter of $466,655 as compared to a gain in the same quarter of the previous year of $679,196, which has been called as “Unrealized gain/(loss) on translation of intercompany balance” in the company 10-Q .

•	Excluding the impact of the currency transactions, income from operations would have been $18,949,127* versus $16,651,926*, an increase of 13.8%*.

•	Reported net income was $13,751,678 vs. $13,197,019, an increase of 4%.

•	Net income excluding currency changes would have been $14,218,333* vs. $12,517,823*, an increase of 13.6*%.

•	Reported fully diluted earnings per share were $0.29 vs. $0.28, an increase of 3.6%*.

•	However, after excluding the impact of currency changes, reported fully diluted earnings per share would have been $0.30 vs. $0.27, an increase of 13.6%.

	Q2 Reconciliation Table
	2017 Q2	2016 Q2	% change
Reported Income from Operation	$18,482,472	$17,331,122	7%
Unrealized Currency Gain or Loss	$(466,655)	$679,196
Income from operation Excluding Currency adjustment	$18,949,127	$16,651,926	13.8%
Tax	$4,821,450	$4,210,422
Adjusted Net Income	$14,218,333	$12,517,823	13.6%
Adjusted Diluted EPS	$0.3	$0.27	13.6%

“While we have no control over the changes in the value of the currency, we are pleased to have achieved a double digit increase in EPS excluding the changes in the currency and a 4% increase even with the currency impact.”

“On a segment basis,” Mr. Liu continued, “Our press release stated, “Gulf expects to report strong  results in bromine and improved results in chemicals for the second quarter of 2017.” As with the EPS numbers, it is important to consider the impact of the changes in currency on our results. Since we do all of our business in RMB, we believe this is a more relevant measure.

Sales in RMB increased for the company as a whole as well as for its major segments.

•	Total net revenue were $47,531,989 vs. $47,600,767.

•	Net Revenue in RMB were RMB 325,762,379.5 vs. RMB 310,892,606.5, and increase of 4.8%.

•	Reported net revenue in Bromine and Crude Salt were $20,945,016 vs. $20,786,293, an increase of 0.8%.

•	In RMB, net revenue in Bromine and Crude Salt were RMB 143,547,500* vs. RMB 135,760,520*, an increase of 5.7%*.

•	Reported net revenue in Chemicals was $26,586,973 vs. $26,814,474, a decline of 1%.

•	In RMB, net revenue in Chemicals were RMB 182,214,879* vs. RMB175,132,087*, an increase of 4.0%*.

Segment Earnings

•	Reported income from operations in Bromine and Crude salt increased 31.8%* to $10,792,183* from $8,189,553*.

•	Income from operations in RMB in Bromine and Crude Salt increased 38.3%* to RMB 73,964,656* from RMB53,488,035*.

•	Reported income from operations in Chemicals declined 2.5% to $8,318,480 from $8,531,677.

•	Income from operations in RMB in chemicals increased 2.3%* to RMB57,011,034* from RMB55,722,533*.

“As can be seen from the numbers above,” Mr. Liu continued, “we had sales and pre-tax earnings increases in bromine, crude salt, and chemicals in RMB in the second quarter.

Balance Sheet

“Our balance sheet continues to strengthen. At the end of the quarter

•	Cash at the end of the quarter $176,303,274 ($3.77* per diluted share).

•	Net net cash (cash minus all liabilities) was $151,639,636* ($3.24* per fully diluted share).

•	Shareholders’ Equity increased 8.9%* to $8.13* per fully diluted share since December 31,2016.

•	Working capital was $246,369,002* ($5.26* per fully diluted share).

Six Months Ending June 30, 2017

•	Net Revenue for the six months declined 2% to $80,320,482 from $82,096,217

•	Cost of Revenues declined by 11%.

•	Gross Profit increased by 14%

•	Income from operations increased by 13%.

•	The impact of Unrealized (loss)/gain on translation of intercompany balance (currency adjustment) represented a cost of $603,910. In the prior period, it represented a benefit of $548,734.

•	Excluding the impact of Unrealized (loss)/gain on translation of intercompany balance (currency adjustment), the income from operation before taxes were $29,899,379 *vs. $25,448,706, an increase of 17.5%*.

•	Income before taxes increased 13% to $29,470,074.

•	Excluding the impact of currency transactions, income before taxes increased 17.5%* to $30,073,984*.

•	Net Income increased 11% to $21,826,798.

•	Excluding the impact of Unrealized (loss)/gain on translation of intercompany balance (currency adjustment), net income increased 17.3%* to $22,430,708*.

•	Earnings per diluted share increased 11.9%* to $0.47 from $0.42.

•	Excluding the impact of Unrealized (loss)/gain on translation of intercompany balance (currency adjustment), EPS increased 17.3%* to $0.48 *from $0.41*.

•	Comprehensive net income increased 164% to $31,125,307 from $11,796,271.

	Six Month Reconciliation Table
	Six Month Period 2017	Six Month Period 2016	% change
Reported Income from operation	$29,295,469	$25,997,440	7%
Unrealized Currency Gain or Loss	$(603,910)	$548,734
Income from operation Excluding Currency adjustment	$29,899,379	$25,448,706	17.5%
Tax	$(7,643,276)	$(6,478,093)
Adjusted Net Income	$22,430,708	$19,115,249	17.3%
Adjusted Diluted EPS	$0.48	$0.41	17.3%

Natural Gas Update
The company currently is consulting with Southwest Petroleum University in Sichuan Province to assess the issues related to water and other potential impurities in the natural gas. At the present time, the company does not yet have the final results. However, the company does believe that the issues can be solved. A solution is likely to entail the purchase of some additional equipment that will enable us to improve the quality of the natural gas. Until the report is completed, the company will postpone the drilling of additional wells.

Second Half and Future Projections
“As we enter the second half of 2017,” Mr. Liu stated, “We feel very positive about our business. Bromine prices have remained strong. Demand is starting to increase. Our chemicals business has stabilized and is also showing good signs of improvement.  Based on the current tone of our business, we believe we can show good increased in sales and earnings in RMB during the second half of the year.”

“There is one major issue, however, that could have an impact on our business in both the short and long-term,” Mr. Liu continued. “The government of China is taking a much more active role in enforcing environmental rules.”

“We consider this to be a substantial opportunity,” Mr. Liu stated. “In the bromine industry, for example, we have many small unlicensed competitors. We also have many smaller licensed competitors that do not have the capital to bring their mines and factories into compliance with new government regulations.”

“Over the intermediate to long-term,” Mr. Liu continued, “we believe many smaller mines and factories will be forced to close. While the costs of producing bromine are likely to increase with the stronger regulations, the closing of smaller competitors should lead to higher prices, increased capacity utilization, and significantly higher profits. The same conditions should apply in the chemical industry.”

“The closing of these facilities,” Mr. Liu stated, “could also give us the opportunity to acquire new facilities at lower prices. This would be very beneficial for our company.”

“The only issue we face is how our facilities will fare in the new government inspections,” Mr. Liu continued. “We believe we have invested more than any other Chinese company in the bromine industry. We also believe that our facilities are fully compliant. Further, we have a large number of bromine mines and factories, which lessens our risk at any one facility.”

“What we can not control,” Mr. Liu stated, “is the timing of the government inspections and the impact on individual facilities. We believe we will have to spend some additional money to satisfy the regulators. And we cannot predict how these expenditures may impact the earnings in the second half of the year. However, we are not yet certain that this may occur. Neither are we certain of the timing of the inspections.”

“On balance,” Mr. Liu continued, “we consider the new government environmental regulations to be a great opportunity. We believe we are one of the largest bromine producers in China, and one of the large producers of chemicals as well. We believe we have the strongest balance sheet of anyone in the industry. We believe there will be many competitors that will be forced to close or to sell for lower prices. We feel very strongly that competition will be significantly reduced. While costs should increase as companies satisfy the new regulations, we believe profits will increase faster.”

“As I indicated,” Mr. Liu continued, “the only uncertainty is the timing and the potential cost. We expect to have a full understanding of the implications within the next two months. As soon as we have more certainty concerning the impact of the new government regulations on our company and our industries, we will update investors and provide detailed earnings guidance. “

(*all numbers has not been audited, and diluted shares calculations based on 46,796,848 shares outstanding)

Conference Call

Gulf Resources' management will host a conference call on Monday, August 14, 2017 at 8:30 a.m. Eastern Daylight Time to discuss its financial results for the Second quarter Year 2017 ended June 30, 2017.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 275-8968 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (706) 643-1666. The conference participant pass code is 68218047.

The webcasting is also available then, just simply click on the link below: http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 08/14/2017 11:30 EDT - 08/28/2017 23:59 EDT. To access the replay, call +1 (855) 859-2056. International callers should call +1 (404) 537-3406. The conference ID is 68218047.

About Gulf Resources, Inc.
Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents. SCRC is a leading manufacturer of materials for human and animal antibiotics in China and other parts of Asia. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	June 30, 2017 Unaudited	December 31, 2016 Audited
Current Assets
Cash	$176,303,274	$163,884,574
Accounts receivable	86,858,779	51,835,218
Inventories, net	4,842,564	5,881,681
Prepayments and deposits	20,000	117,338
Prepaid land leases	783,741	47,255
Other receivable	2,035	1,424
Total Current Assets	268,810,393	221,767,490
Non-Current Assets
Property, plant and equipment, net	100,712,418	108,731,126
Property, plant and equipment under capital leases, net	414,977	554,257
Prepaid land leases, net of current portion	4,725,437	4,754,169
Deferred tax assets	2,268,957	2,215,772
Goodwill	28,332,661	27,668,539
Total non-current assets	136,454,450	143,923,863
Total Assets	$405,264,843	$365,691,353

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$14,540,121	$8,682,318
Retention payable	—	733,869
Capital lease obligation, current portion	117,558	187,678
Taxes payable	7,783,712	4,341,331
Total Current Liabilities	22,441,391	13,945,196
Non-Current Liabilities
Capital lease obligation, net of current portion	2,222,247	2,284,959
Total Liabilities	$24,663,638	$16,230,155

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized as of June 30, 2017 and December 31, 2016; 47,052,940 and 47,052,940 shares issued; and 46,793,791 and 46,793,791 shares outstanding as of June 30,2017 and December 31, 2016, respectively	23,525	23,525
Treasury stock; 259,149 and 259,149 shares as of June 30, 2017 and December 31, 2016 at cost	(577,141)	(577,141)
Additional paid-in capital	94,171,379	94,156,679
Retained earnings unappropriated	268,444,917	248,941,696
Retained earnings appropriated	25,234,543	22,910,966
Accumulated other comprehensive loss	(6,696,018)	(15,994,527)
Total Stockholders’ Equity	380,601,205	349,461,198
Total Liabilities and Stockholders’ Equity	$405,264,843	$365,691,353

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2017	2016	2017	2016

NET REVENUE
Net revenue	$47,531,989	$47,600,767	$80,320,482	$82,096,217

OPERATING INCOME (EXPENSE)
Cost of net revenue	(26,931,742)	(29,195,255)	(47,145,605)	(53,076,901)
Sales, marketing and other operating expenses	(100,613)	(104,369)	(176,446)	(186,270)
Research and development cost	(65,274)	(70,378)	(127,172)	(130,215)
General and administrative expenses	(2,056,943)	(1,009,882)	(3,785,403)	(2,925,912)
Other operating income	105,055	110,239	209,613	220,521
	(29,049,517)	(30,269,645)	(51,025,013)	(56,098,777)

INCOME FROM OPERATIONS	18,482,472	17,331,122	29,295,469	25,997,440

OTHER INCOME (EXPENSE)
Interest expense	(42,065)	(46,009)	(83,976)	(92,138)
Interest income	132,721	122,328	258,581	236,774
INCOME BEFORE TAXES	18,573,128	17,407,441	29,470,074	26,142,076

INCOME TAXES	(4,821,450)	(4,210,422)	(7,643,276)	(6,478,093)
NET INCOME	$13,751,678	$13,197,019	$21,826,798	$19,663,983

COMPREHENSIVE INCOME(LOSS):
NET INCOME	$13,751,678	$13,197,019	$21,826,798	$19,663,983
OTHER COMPREHENSIVE INCOME (LOSS)
- Foreign currency translation adjustments	7,261,237	(9,760,773)	9,298,509	(7,867,712)
COMPREHENSIVE INCOME	$21,012,915	$3,436,246	$31,125,307	$11,796,271

EARNINGS PER SHARE:
BASIC	$0.29	$0.29	$0.47	$0.43
DILUTED	$0.29	$0.28	$0.47	$0.42

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC	46,793,791	46,008,102	46,793,791	46,007,611
DILUTED	46,796,848	46,631,091	46,800,545	46,685,709

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)
	Six-Month Period Ended June 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$21,826,798	$19,663,983
Adjustments to reconcile net income to net cash provided by operating activities:
Interest on capital lease obligation	83,128	91,764
Amortization of prepaid land leases	234,307	255,261
Depreciation and amortization	10,809,289	13,514,292
Exchange (gain) loss on inter-company balances	603,910	(548,734)
Stock-based compensation expense	14,700	12,800
Changes in assets and liabilities:
Accounts receivable	(33,349,844)	(22,737,450)
Inventories	1,165,420	328,685
Prepayments and deposits	(19,129)	(14,094)
Other receivables	(580)	—
Accounts payable and accrued expenses	5,582,026	5,353,742
Retention payable	(739,329)	(1,112,087)
Taxes payable	3,292,636	2,662,606
Net cash provided by operating activities	9,503,332	17,470,768

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions of prepaid land leases	(818,957)	(616,512)
Purchase of property, plant and equipment	(59,975)	(870,875)
Net cash used in investing activities	(878,932)	(1,487,387)

CASH FLOWS USED IN FINANCING ACTIVITIES
Repayment of capital lease obligation	(273,873)	(287,387)
Net cash used in financing activities	(273,873)	(287,387)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	4,068,173	(3,029,146)
NET INCREASE IN CASH AND CASH EQUIVALENTS	12,418,700	12,666,848
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	163,884,574	133,606,392
CASH AND CASH EQUIVALENTS - END OF PERIOD	$176,303,274	$146,273,240

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the periods for:
Income taxes	$4,634,040	$4,586,259
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Par value of common stock issued upon cashless exercise of options	$—	$4

CONTACT: Gulf Resources, Inc.
Web: http://www.gulfresourcesinc.com

Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com